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                                                                    EXHIBIT (14)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Pre-Effective Amendment (File No. 333-60705) of Touchstone Select Advisors Trust A on Form N-14 ("Registration Statement") of our report dated February 13, 1998, on our audit of the financial statements and financial highlights of Touchstone Emerging Growth Fund A, Touchstone International Equity Fund A, Touchstone Growth & Income Fund A, Touchstone Balanced Fund A, Touchstone Income Opportunity Fund A and Touchstone Bond Fund A, which report is included in the Annual Report for Select Advisors Trust A for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement; our report dated February 13, 1998, on our audit of the financial statements and financial highlights of Touchstone Emerging Growth Fund C, Touchstone International Equity Fund C, Touchstone Growth & Income Fund C, Touchstone Balanced Fund C, Touchstone Income Opportunity Fund C and Touchstone Bond Fund C, constituting the six series of Select Advisors Trust C, which report is included in the Annual Report for Select Advisors Trust C for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement; and our report dated February 13, 1998, on our audit of the financial statements and supplemental data of the Emerging Growth Portfolio, International Equity Portfolio, Growth & Income Portfolio, Balanced Portfolio, Income Opportunity Portfolio, and Bond Portfolio, constituting the six series of the Select Advisors Portfolios, which report is included in the Annual Report for Select Advisors Portfolios for the year ended December 31,1997, which is incorporated by reference in the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 17, 1998